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                                                                    EXHIBIT 99
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[ZOLTEK logo]

FOR IMMEDIATE RELEASE                               NASDAQ NMS SYMBOL:  "ZOLT"
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           ZOLTEK COMPANIES, INC. REPORTS FAVORABLE DEVELOPMENTS IN
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                             SP SYSTEMS LITIGATION
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         ST. LOUIS, MISSOURI -- APRIL 12, 2007 -- Zoltek Companies, Inc. today reported the results of various post-trial motions in pending litigation against its Zoltek Corporation subsidiary brought by Structural Polymer Group Limited. Judge Carol E. Jackson has granted Zoltek's motion to reduce the judgment entered in December 2006 from $36.0 million to $21.1 million, concluding that the jury's award of damages on the two separate counts brought by the plaintiffs was "duplicative."

         In addition, the Court issued an Order setting the amount of a supersedeas bond at $23.5 million in order to stay the execution of the amended judgment pending Zoltek's appeal, and denied Zoltek's post-trial motions for a new trial and for a judgment in its favor as a matter of law.

         Zsolt Rumy, Chairman and CEO, stated, "We obviously are pleased the Court confirmed our view that the jury verdicts were duplicative. Although the outcome of any litigation necessarily is uncertain, we continue to believe that we have strong legal grounds to overturn the amended judgment on appeal and we look forward to presenting those arguments to the Court of Appeals. The bottom line is that this litigation will not distract us from continuing to execute our mission of leading commercial development of the carbon fibers industry."

         The Company previously reported that it had arranged financing for a bond utilizing a $10.0 million loan collateralized by certain real estate of the Company at an interest rate of 7.5% that matures January 1, 2008 and a $10.0 million loan from the Company's Chief Executive Officer bearing interest at the Chief Executive Officer's cost of funds rate and which matures January 2, 2008. There are no financial covenants associated with the above-described loans. The Company also will use $3.5 million of its cash on hand for the balance of the funds required to post the bond, which includes the proceeds from the exercise in December 2006 of warrants to purchase 827,789 shares of common stock for $11.9 million by institutional investors.

         Zoltek accrued $21.8 million during the fourth quarter of its 2006 fiscal year in respect of the potential liability and costs of defense in this matter. The Company expects that such accrual will be adequate and that the ultimate resolution of this litigation will not have a material adverse effect on the Company's future results of operations, financial condition or cash flows.





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[ZOLTEK logo]

Zoltek Companies, Inc. Reports Favorable Developments In SP Systems Litigation
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April 12, 2007


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                       FOR FURTHER INFORMATION CONTACT:
                     ZSOLT RUMY, CEO OR KEVIN SCHOTT, CFO
                              3101 MCKELVEY ROAD
                              ST. LOUIS, MO 63044
                                (314) 291-5110

This press release contains forward-looking statements, which are based upon the current expectations of the Company. Because these forward-looking statements are inherently subject to risks and uncertainties, there are a number of factors that could cause the Company's plans, actions and actual results to differ materially. Among these factors are the Company's ability to: successfully resolve pending litigation; re-activate its formerly idle manufacturing facilities on a timely and cost-effective basis, meet current order levels for carbon fibers; successfully add new capacity for the production of carbon fiber and precursor raw material; execute plans to exit its specialty products business and reduce costs; achieve profitable operations; raise new capital and increase its borrowing at acceptable costs; manage changes in customers' forecasted requirements for the Company's products; continue investing in application and market development; manufacture low-cost carbon fibers and profitably market them; and penetrate existing, identified and emerging markets. The timing and occurrence (or non-occurrence) of transactions and events that determine the future effect of these factors on the Company, as well as other factors, may be beyond the control of the Company. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.





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